Exhibit 32.1
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AHPC Holdings, Inc. (the "Company") certifies that the Annual Report on Form 10-K/A (Amendment No. 1) of the Company for the year ended June 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-K/A (Amendment No. 1) fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 18, 2006                      /s/ Alan E. Zeffer
           Alan E. Zeffer,
           Chief Executive Officer

Date:  August 18, 2006                       /s/ Deborah J. Bills
           Deborah J. Bills,
           Chief Financial Officer and Secretary

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.